UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )
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Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

FORGEROCK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ForgeRock, Inc.
201 Mission Street, Suite 2900
San Francisco, California 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 13, 2022
Dear Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of ForgeRock, Inc. (“ForgeRock” or the “Company”), to be held on Wednesday, May 25, 2022 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. If you held shares of our Class A common stock or Class B common stock at the close of business on April 4, 2022, you will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/FORGE2022. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•To elect three Class I directors named in the proxy statement to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
We have elected to provide Internet access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting accompanying this notice, in lieu of mailing printed copies. On or about April 13, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy statement and our annual report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our Board of Directors has fixed the close of business on April 4, 2022 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 4, 2022 are entitled to notice of, and to vote, during the Annual Meeting as set forth in the Proxy Statement. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal executive office for the ten days prior to the meeting for any purpose related to the meeting, and will be available online during the entirety of the Annual Meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, mail or our telephonic voting system.
Thank you for your continued support of and interest in ForgeRock.
Sincerely,
Francis Rosch
Chief Executive Officer
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TABLE OF CONTENTS
-iii-

Stockholder Proposals or Director Nominations for 2023 Annual Meeting	33
Availability of Bylaws	33
Delinquent Section 16(a) Reports	33
2021 Annual Report	34

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FORGEROCK, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time, on Wednesday, May 25, 2022
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
GENERAL INFORMATION
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of ForgeRock, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, May 25, 2022 at 10:00 a.m., Pacific Time. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/FORGE2022.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 13, 2022 to all stockholders of record as of April 4, 2022. The proxy materials and our annual report can be accessed as of April 13, 2022 by visiting https://investors.forgerock.com/financial-information/sec-filings. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of three Class I directors named in the proxy statement to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•any other business that may properly come before the annual meeting.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Who is entitled to vote at the annual meeting?
Holders of our Class A and Class B common stock as of the close of business on April 4, 2022, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 32,340,056 shares of our Class A common stock outstanding and 51,915,960 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting and each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholders of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/FORGE2022. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
Is there a list of registered stockholders entitled to vote at the annual meeting?
A complete list of registered stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the corporation. Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to ForgeRock, Inc., Attention: Corporate Secretary, 201 Mission Street, Suite 2900, San Francisco, California 94105. Such list will also be available during the annual meeting online at www.virtualshareholdermeeting.com/FORGE2022.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you were a stockholder of record as of the record date, you may vote in one of the following ways:
•Online Prior to the Annual Meeting. You may vote by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 8:59 pm, Pacific time, on May 24, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•Phone. You may vote by calling 1-800-690-6903, 24 hours a day, seven days a week, until 8:59 pm, Pacific time, on May 24, 2022 (have your Notice of Internet Availability or proxy card in hand when you call);
•Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by completing, signing and mailing your proxy card, which must be received prior to the annual meeting; or
•During the Annual Meeting. You may vote by attending and voting virtually via the Internet during the annual meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the annual meeting posted at www.virtualshareholdermeeting.com/FORGE2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website for the 16-digit control number needed to vote). All votes must be received by the independent inspector of elections before the polls close during the meeting.
Street Name Stockholders. If you were a street name stockholder as of the record date, you will receive voting instructions from your broker or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholders of Record. If you were a stockholder of record as of the record date and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholders of Record. If you were a stockholder of record as of the record date, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting electronically at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you were a street name stockholder as of the record date, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What is the effect of giving a proxy?
A proxy is your legal designation of another person to vote the stock you own at the annual meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.
Proxies are solicited by and on behalf of our board of directors, and our board of directors has designated Francis Rosch, John Fernandez and Samuel Fleischmann as proxy holders for the annual meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact ForgeRock’s transfer agent?
You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449, or by writing American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://www.astfinancial.com/.

How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
ForgeRock, Inc.
Attention: Investor Relations
201 Mission Street, Suite 2900
San Francisco, California 94105
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Why is the 2022 annual meeting being held virtually?

We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. We have decided to conduct the 2022 annual meeting on a virtual basis because we believe a virtual meeting improves communication and enables increased stockholder attendance and participation.
The virtual meeting technology that we use provides ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our annual meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person.
How can I submit a question during the annual meeting?
If you want to submit a question during the annual meeting, log into www.virtualshareholdermeeting.com/FORGE2022, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit questions during the annual meeting via the virtual meeting website that are in compliance with the meeting rules of conduct provided on the virtual meeting website and subject to a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered.
What if I have technical difficulties or trouble accessing the annual meeting?
We encourage you to access the annual meeting before it begins. Online check-in will start at approximately 9:45 a.m. Pacific Time on Wednesday, May 25, 2022. If you encounter any difficulties accessing the annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/FORGE2022. Technical support will be available starting at 9:45 a.m. Pacific Time on the day of the annual meeting and will remain available until the annual meeting has ended.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of 12 directors, 11 of whom are independent under the listing standards of the New York Stock Exchange, or the NYSE. Following the annual meeting, our board of directors will consist of 10 directors with two vacancies. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of February 28, 2022, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Jeff Parks(1)	I	40	Director	2020	2022	2025
Francis Rosch	I	58	Director	2018	2022	2025
Dave Welsh(1)*	I	54	Director	2017	2022	2025

Directors Not Standing for Election or Re-Election
David DeWalt(1)**	I	57	Director	2016	2022	—
Bruce Golden(3)	II	63	Chairperson	2012	2023	—
Arun Mathew(2)	II	36	Director	2017	2023	—
Alexander Ott(3)	II	57	Director	2012	2023	—
Maria Walker(1)	II	57	Director	2019	2023	—
Johanna Flower(2)	III	47	Director	2021	2024	—
Paul Madera(2)***	III	65	Director	2014	2024	—
Rinki Sethi(1)	III	39	Director	2021	2024	—
Warren Weiss(3)	III	65	Director	2013	2024	—

(1)    Member of audit committee.
(2)     Member of nominating and corporate governance committee.
(3)     Member of compensation committee.

*     Mr. Welsh currently serves on the audit committee. Following the annual meeting, Mr. Welsh will no longer serve on the audit committee, and will serve on the nominating and corporate governance committee.
**     Mr. DeWalt will serve on the board of directors until the annual meeting.
***     Mr. Madera is resigning from the board of directors effective following the annual meeting.

Nominees for Director
Jeff Parks. Mr. Parks has served as a member of our board of directors since April 2020. Mr. Parks is a co-founding partner and managing partner of Riverwood Capital, a private equity firm. Prior to co-founding Riverwood Capital in 2008, Mr. Parks served as an investment executive at KKR & Co. LLP, a private equity firm, as an investment professional at Oaktree Capital Management, and as an investment banker at UBS. Mr. Parks serves as a director of Vacasa, Inc. (VCSA), a vacation rental management company, and previously served as a director of Nutanix, Inc. (NTNX), a cloud computing company. Mr. Parks also serves on the board of directors of numerous privately-held companies. Mr. Parks holds dual B.A. degrees in Economics and Mathematics from Pomona College, where he currently serves on the Board of Trustees.
Mr. Parks was selected to serve on our board of directors because of his extensive corporate governance and business leadership experience with technology companies, including as a director and private equity investor.
Francis Rosch. Mr. Rosch has served as our President and Chief Executive Officer and a member of our board of directors since June 2018. Prior to joining us, he served as Executive Vice President and General Manager of Consumer Digital Safety

Segment at Symantec Corporation (now Broadcom), a security software company, from March 2014 to June 2018, as its Vice President of Trust Services and SSL from August 2011 to June 2014, and as Vice President of Authentication and Industry services from September 2011 to June 2014. Mr. Rosch also previously held a variety of senior leadership positions at VeriSign Inc., a security software company, from August 1998 to August 2010. Mr. Rosch holds a B.S. in Industrial Engineering from Lehigh University.
Mr. Rosch was selected to serve on our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer.
Dave Welsh. Mr. Welsh has served as a member of our board of directors since August 2017. Mr. Welsh serves as Partner and Head of Tech Growth Equity at KKR & Co. Prior to joining KKR in October 2016, Mr. Welsh was a Partner with Adams Street Partners, LLC, a venture capital firm, from April 2008 to September 2016. From March 2007 to April 2008, Mr. Welsh served as Executive Vice President of Corporate Strategy and Business Development of McAfee, LLC. From June 2000 to March 2007, Mr. Welsh served as a General Partner of Partech, Inc., a venture capital firm. Mr. Welsh has served as a director of Five9, Inc., a cloud contact software company, since January 2011. Mr. Welsh holds a B.A. in Political Science from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, School of Law.
Mr. Welsh was selected to serve on our board of directors because of his extensive experience as a growth equity investor, his enterprise security expertise and his service on the boards of directors of numerous other companies.

Directors Not Standing For Election or Re-Election
David DeWalt. Mr. DeWalt has served as a member of our board of directors since December 2016. Mr. DeWalt has been serving as Managing Director at NightDragon, LLC, a venture capital firm he co-founded, since June 2017, and as Managing Director of AllegisCyber Capital, a venture capital firm, since November 2017. Mr. DeWalt has also been serving as Executive Chairman of Momentum Cybersecurity Group, LLC, a cybersecurity advisory group that he co-founded, since January 2018. Prior to that, Mr. DeWalt most recently served as the Executive Chairman of FireEye, Inc., a global network cybersecurity company. He served as FireEye’s Chief Executive Officer from November 2012 to June 2016 and Chairman of the Board from June 2012 to January 2017. Mr. DeWalt was President and Chief Executive Officer of McAfee, Inc., a security technology company, from 2007 until 2011 when McAfee, Inc. was acquired by Intel Corporation. From 2003 to 2007, Mr. DeWalt held executive positions with EMC Corporation, a provider of information infrastructure technology and solutions, including serving as Executive Vice President and President-Customer Operations and Content Management Software. Mr. DeWalt also serves as a director of Delta Air Lines, Inc., an airline company, NightDragon Acquisition Corp., a special purpose acquisition company, and Five9, Inc., a cloud contact software company. Mr. DeWalt holds a B.S. in Computer Science and an honorary Ph.D. in Computer and Information Sciences and Support Services from the University of Delaware.
Mr. DeWalt was selected to serve on our board of directors because of his extensive experience in the information technology security industry and strategic and operational experience as a former executive.
Bruce Golden. Mr. Golden has served as a member of our board of directors since February 2012 and as Chairman of our Board since November 2017. Mr. Golden joined Accel, a venture capital firm, in September 1997, where he currently serves as a Partner focusing on enterprise software, infrastructure and consumer companies. Mr. Golden also serves on the boards of directors of numerous privately-held companies. Mr. Golden previously served as a director of Qlik Technologies, Inc., an end-to-end business analytics platform. Mr. Golden holds a B.A. in Political Science from Columbia University and an M.B.A. from the Stanford Graduate School of Business.
Mr. Golden was selected to serve on our board of directors because of his extensive experience as a venture capital investor, his extensive experience as a director of privately-held and public companies and his knowledge of technology companies.
Arun Mathew. Mr. Mathew has served as a member of our board of directors since August 2017. Mr. Mathew has been serving as a Partner at Accel, a venture capital firm, since April 2009. Prior to Accel, Mr. Mathew served as an Associate at Insight Venture Partners, a venture capital firm, from June 2006 to April 2009. Mr. Mathew holds a B.S. in Economics and a

B.A.S. in Operation and Information Management from the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business.
Mr. Mathew was selected to serve on our board of directors because of his extensive experience as a venture capital investor and his knowledge of technology companies.
Alexander Ott. Mr. Ott has served as a member of our board of directors since June 2012. Mr. Ott has been serving as a Principal at Cross Continental Ventures, a venture capital firm he founded, since November 2002. From January 1999 to January 2003, Mr. Ott served as Vice President, General Manager of EMEA and Vice President, General Manager of Americas for Siebel CRM Systems, Inc., a customer relationship software company. Mr. Ott also serves on the boards of directors of several privately-held companies. Mr. Ott previously served as a director of Qlik Technologies, Inc., an end-to-end business analytics platform, from 2004 to 2016. Mr. Ott holds a B.A. in Business Management and Economics from University of Mannheim.
Mr. Ott was selected to serve on our board of directors because of his extensive expertise as a venture capital investor and his expertise in enterprise software companies and board level participation across four continents.
Maria Walker. Ms. Walker has served as a member of our board of directors since November 2019. Ms. Walker has served as Founding Partner and Chief Financial Officer of Patient Square Capital, LP, a health care investment firm, since August 2020. Ms. Walker served as the Chief Financial Officer for Montes Archimedes Acquisition Corp, a special purpose acquisition company, from October 2020 to September 2021. Ms. Walker co-founded, and served as Chief Executive Officer of, Recuerdo Therapeutics, Inc., a biotechnology company focused on the postponement of Alzheimer’s disease, from July 2018 to February 2020. From June 2008 to July 2018, Ms. Walker held various leadership roles at KPMG U.S., a public accounting firm, including as Audit Partner, Senior Director of KPMG’s Venture Capital Practice and a Global Lead Partner of Private Equity, and she led the San Francisco Bay Area Asset Management Practice. Ms. Walker holds a B.A. in Economics from the University of California, San Diego.
Ms. Walker was selected to serve on our board of directors because of her extensive financial and accounting experience.
Warren Weiss. Mr. Weiss has served as a member of our board of directors since March 2013. Mr. Weiss has served as Managing Partner of WestWave Capital LLC, a venture capital firm that he co-founded, since June 2017, and as General Partner of Foundation Capital LLC, a venture capital firm, since June 2002. Mr. Weiss also serves on the boards of directors of numerous privately-held companies. Mr. Weiss holds a B.S. in Law Enforcement from Western Illinois University.
Mr. Weiss was selected to serve on our board of directors because of his experience as a venture capital investor and his corporate strategy and business development expertise.
Paul Madera. Mr. Madera has served as a member of our board of directors since June 2014. Mr. Madera has been serving as a Managing Director at Meritech Capital Partners LP, a venture capital firm he co-founded, since 1999. Prior to Meritech, Mr. Madera served as a Managing Director of Private Equity at Montgomery Securities, an investment bank, from 1994 to 1999. Mr. Madera serves as a director of Sonendo, Inc., a medical technology company. Mr. Madera also serves on the boards of directors of numerous privately-held companies. Mr. Madera holds a B.S. in Political Science from the United States Air Force Academy and an M.B.A. from the Stanford Graduate School of Business.
Mr. Madera was selected to serve on our board of directors because of his extensive experience in finance and expertise in enterprise software companies.
Rinki Sethi. Ms. Sethi has served as a member of our board of directors since July 2021. Since February 2022, Ms. Sethi has served as the Vice President and Chief Information Security Officer of Bill.com, a payments and back office business operations company. Prior to that, Ms. Sethi served as the Vice President and Chief Information Security Officer at Twitter, Inc., a microblogging and social networking company, from September 2020 to January 2022. Prior to that, from April 2019 to September 2020, Ms. Sethi served as Vice President and Chief Information Security Officer at Rubrik, Inc., a cloud data management company. From October 2018 to April 2019, she served as Vice President, Information Security at International Business Machines Corporation, a multinational technology company. From November 2015 to October 2018, Ms. Sethi served in various roles at Palo Alto Networks, Inc., a cybersecurity technology company, where she served most recently as

Vice President, Information Security. Ms. Sethi holds a B.S. in Computer Science Engineering from University of California, Davis, and an M.S. in Information Security from Capella University.
Ms. Sethi was selected to serve on our board of directors due to her expertise in the technology and cybersecurity space.
Johanna Flower. Ms. Flower has served as a member of our board of directors since July 2021. From November 2014 to August 2020 and again from January 2022 to present, Ms. Flower served as the Chief Marketing Officer of CrowdStrike Holdings, Inc., a cybersecurity technology company. Prior to her time at CrowdStrike Holdings, Inc., from June 2000 to June 2014, Ms. Flower served in various executive roles at Websense Inc., a cybersecurity software company now known as Forcepoint, LLC, where she served most recently as Senior Vice President and Chief Marketing Officer. Ms. Flower serves as a director of Freshworks Inc., a cloud-based customer service software provider. Ms. Flower also serves on the boards of directors of numerous privately-held companies. Ms. Flower holds a B.A. in Business Administration from the University of Brighton.
Ms. Flower was selected to serve on our board of directors due to her extensive experience in the technology and cybersecurity space.
Director Independence
Our Class A common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. DeWalt, Golden, Madera, Mathew, Ott, Parks, Weiss, and Welsh, and Mses. Flower, Sethi, and Walker, representing 11 of our 12 directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Francis Rosch is not considered an independent director because of his position as our President and Chief Executive Officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors will serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. Mr. Golden has served as chairperson of our board of directors since November 2017. The board believes that Mr. Golden’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Mr. Golden to lead our board effectively and independently.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, including cybersecurity, and also, among other things, discusses with management and the independent registered public accounting firm guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Walker, Mr. DeWalt, Mr. Parks, Ms. Sethi and Mr. Welsh. Ms. Walker is the chairperson of our audit committee. Following the annual meeting, our audit committee will consist of Ms. Walker, Mr. Parks and Ms. Sethi, with Ms. Walker serving as chairperson. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that Ms. Walker is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;
•evaluating the independence and performance of our independent registered public accounting firm;
•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent registered public accounting firm;
•reviewing our consolidated financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•overseeing the design, implementation and performance of our internal audit function, if any;
•setting hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and overseeing compliance with such policies;
•reviewing, approving and monitoring related party transactions;
•reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers;
•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs;
•reviewing and discussing with management and our independent registered public accounting firm our guidelines and policies to identify, monitor and address enterprise risks; and
•preparing a committee report to be included in the Company’s annual proxy statement.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://investors.forgerock.com/corporate-governance/governance-documents. During 2021, our audit committee held eleven (11) meetings.
Compensation Committee
The current members of our compensation committee are Mr. Ott, Mr. Golden and Mr. Weiss. Mr. Ott is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving or making recommendations to our board of directors regarding the compensation of our executive officers;
•reviewing, approving and administering our equity compensation plans;
•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
•reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans;
•making recommendations to our board of directors regarding non-employee director compensation; and
•reviewing and making determinations regarding stockholder proposals regarding compensation.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://investors.forgerock.com/corporate-governance/governance-documents. During 2021, our compensation committee held seven (7) meetings.

Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Mr. Madera, Mr. Mathew and Ms. Flower. Mr. Madera is the chairperson of our nominating and corporate governance committee. Following the annual meeting, our nominating and corporate governance committee will consist of Ms. Flower, Mr. Mathew and Mr. Welsh, with Ms. Flower serving as chairperson. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating, selecting and making recommendations to our board of directors regarding nominees for election to our board of directors;
•evaluating the performance of our board of directors and of individual directors;
•reviewing and making recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;
•reviewing, developing and making recommendations to our board directors regarding our corporate governance guidelines and practices and corporate governance framework;
•evaluating the adequacy of our corporate governance practices and reporting;
•developing policies and procedures for considering stockholder nominees for election to our board of directors; and
•reviewing our succession planning process for our chief executive officer and any other members of our executive management team;
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.forgerock.com/corporate-governance/governance-documents. During 2021, our nominating and corporate governance committee held two (2) meetings.
Attendance at Board and Stockholder Meetings
During the year ended December 31, 2021, our board of directors held eleven (11) meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year.
Compensation Committee Interlocks and Insider Participation
Mr. Golden, Mr. Ott, and Mr. Weiss served as members of our compensation committee during 2021. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committees performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors, the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics set forth in the charter of the nominating and corporate governance committee.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105, Attention: Corporate Secretary. Such recommendation must include, among other things, the candidate’s name, age, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock, including any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company, and a description of any related material relationships between such person and such person’s respective affiliates and associates. Our bylaws contain a full description of the information required to be included in a stockholder’s notice. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Legal Officer by mail to our principal executive office at ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105. Each communication should set forth (i) the name and address of the stockholder, as it appears on the Company’s books, and if the Company’s common stock is held by a nominee, the name and address of the beneficial owner of the Company’s common stock and (ii) the number of shares of the Company’s common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our Chief Legal Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Legal Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) placing open orders; (2) engaging in short sales, (3) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (4) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (5) pledging any of our securities as collateral for any loans and (6) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, as well as contractors and consultants of the Company. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.forgerock.com/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Non-Employee Director Compensation
We adopted an outside director compensation policy for our non-employee directors. Under our outside director compensation policy, non-employee directors will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings as well as continuing director education. This policy has been developed with input from our independent compensation consultant, Compensia, Inc., regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. We review the outside director compensation policy annually and make amendments as needed, which Compensia also advises on.
Our outside director compensation policy contemplates both cash and equity compensation for board services. The policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any year (increased to $1 million for a non-employee director’s first year of service). For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with U.S. generally accepted accounting principles, or GAAP). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Retainers
Non-employee directors are entitled to receive the following retainers for their services under the policy:
•$35,000 per year for service as a board member;
•$20,000 per year for service as chair of the board;
•$15,000 per year for service as a lead independent director;
•$20,000 per year for service as chair of the audit committee;
•$8,800 per year for service as a member of the audit committee;
•$12,000 per year for service as chair of the compensation committee;
•$5,000 per year for service as a member of the compensation committee;
•$7,500 per year for service as chair of the nominating and corporate governance committee; and
•$3,750 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as the chair of a committee receives only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.
Absent an election otherwise, retainers are paid in RSUs covering a number of shares of our Class A common stock having a value (based on the 30 trading day period ending on the trading day immediately prior to the date of grant of a share of our Class A common stock) equal to the retainer. A non-employee director may make an election to receive retainers in cash prior to the applicable grant date of retainers for the year and such election must occur during an open trading window under our insider trading policy.
Any retainers paid in RSUs will be automatically granted on the date of each annual meeting of our stockholders following the effective date of the policy, with a value for such award based on a non-employee director’s expected board and committee service for the period of approximately one year following each annual meeting as of the end of the first fiscal quarter of that year, or each, a Retainer Award. A Retainer Award may consist of a board service retainer and/or a committee or chair service retainer. Each Retainer Award will have a vesting commencement date of May 20 for the year of the annual meeting, and vest as to 1/4th on a quarterly basis on the first trading day on or after August 20, November 20, February 20, and May 20, in each case, subject to the non-employee director continuing to be a board member with respect to the board service retainer or the applicable role with respect to a committee or chair service retainer, in each case, through the applicable vesting date.
Retainer Awards for any partial year prior to an annual meeting (e.g., retainers of all existing non-employee directors for the year in which the effective date of the policy occurs, a new non-employee director’s initial service year that does not commence at an annual meeting and a non-employee director’s change to a new committee that does not occur at an annual meeting) will be paid in cash. To the extent that any retainers are paid in cash, such retainers will be paid quarterly in arrears on a prorated basis. All Retainer Awards for existing non-employee directors as of the effective date of the policy will be paid in cash through the first quarter of 2022.
Equity Compensation
Initial Award. Each non-employee director is entitled to receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of RSUs, or the Initial Award, covering a number of shares of our Class A common stock having a value (based on the 30 trading day period ending on the trading day immediately prior to the date of grant of a share of our Class A common stock) equal to $350,000. The Initial Award vests in equal installments annually over the first three anniversaries of the non-employee director’s start date, subject to the non-employee director continuing to provide services to us through the applicable vesting date. If the person was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.
Annual Award. Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the policy, an annual award of RSUs, or an Annual Award, covering a number of shares of our Class A common stock having a value (based on the 30 trading day period ending on the trading day immediately prior to the date of grant of a share of our Class A common stock) of $175,000, rounded to the nearest whole share. The Annual Award will vest on the earlier of (x) the one-year anniversary of the date the Annual Award was granted and (y) the day prior to the date of the annual meeting next following the date the Annual Award was granted, subject to the non-employee director’s continued service through the applicable vesting date. To be eligible for an Annual Award, the non-employee director must have served as a director at least six months prior to an annual meeting.
In the event of a “change in control” (as defined in our 2021 Plan), each non-employee director will fully vest in their outstanding company equity awards issued under the director compensation policy, including any Initial Award or Annual Award, immediately prior to the consummation of the change in control provided that the non-employee director continues to be a non-employee director through such date.
Director Compensation
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Mr. Rosch was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Rosch’s compensation.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)(1)	Total ($)
David DeWalt	12,775	—	12,775
Johanna Flower (2)	11,302	716,736	728,038
Bruce Golden	17,500	—	17,500
Paul Madera	12,396	—	12,396
Arun Mathew	11,302	—	11,302
Alex Ott	13,708	—	13,708
Jeff Parks	12,755	—	12,755
Rinki Sethi (3)	12,775	716,736	729,511
Maria Walker	16,042	—	16,042
Warren Weiss	11,667	—	11,667
Dave Welsh(4)	—	—	—

(1)    In accordance with SEC rules, the amount in this column reflects the aggregate grant date fair value of stock options granted during 2021 computed in accordance with Accounting Standards Codification (ASC) Topic 718, rather than the amount paid or realized by the director. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)    Ms. Flower received 63,250 options to purchase shares of our Class B common stock during the year ended December 31, 2021.
(3)    Ms. Sethi received 63,250 options to purchase shares of our Class B common stock during the year ended December 31, 2021.
(4)    Mr. Welsh declined to accept any compensation under our outside director compensation policy.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
David DeWalt	—	—
Johanna Flower	—	63,250
Bruce Golden	—	—
Paul Madera	—	—
Arun Mathew	—	—
Alex Ott	—	—
Jeff Parks	—	—
Rinki Sethi	—	63,250
Maria Walker	—	166,457
Warren Weiss	—	—
Dave Welsh	—	—

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of 12 directors and is divided into three classes with staggered three-year terms. At the annual meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Dave Welsh, Jeff Parks, and Francis Rosch as nominees for election as Class I directors at the annual meeting. If elected, each of Mr. Welsh, Mr. Parks and Mr. Rosch will serve as a Class I director until the 2025 annual meeting of stockholders and until their respective successor is elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Welsh, Mr. Parks and Mr. Rosch have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2021.
At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$4,414,000	$1,092,000
Audit-related fees (2)	—	95,000
Tax fees (3)	117,000	168,000
All other fees (4)	7,000	7,000
Total Fees	$4,538,000	$1,362,000

(1)    Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those years. This category also includes fees for services incurred in connection with our initial public offering in 2021.
(2)    Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.
(3)    Tax fees consist of fees for professional services, including permissible tax compliance services and tax advisory services.
(4)    Consists of aggregate fees billed for services provided by the independent registered public accounting firm other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications. All other fees include any fees billed that are not audit fees, audit-related fees or tax fees.
Auditor Independence
In 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to review and approve in advance all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for the year ended December 31, 2020 were approved by our audit committee, and following adoption of our pre-approval policy in September 2021, all services provided by Ernst & Young LLP for the year ended December 31, 2021 were pre-approved by our audit committee in accordance with the policy.

Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to ForgeRock’s financial reporting process, ForgeRock’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing ForgeRock’s consolidated financial statements. ForgeRock’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of ForgeRock’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare ForgeRock’s consolidated financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in ForgeRock’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Maria Walker (Chair)
David DeWalt
Jeff Parks
Rinki Sethi
Dave Welsh
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by ForgeRock under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent ForgeRock specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of February 28, 2022.

Name	Age	Position
Francis Rosch	58	President and Chief Executive Officer and Director
John Fernandez	44	Chief Financial Officer and Executive Vice President of Global Operations
Pete Angstadt	51	Chief Revenue Officer
Peter Barker	49	Chief Product Officer and Executive Vice President
Samuel Fleischmann	56	Chief Legal Officer
Francis Rosch. Mr. Rosch has served as our President and Chief Executive Officer and a member of our board of directors since June 2018. Prior to joining us, he served as Executive Vice President and General Manager of Consumer Digital Safety Segment at Symantec Corporation (now Broadcom), a security software company, from March 2014 to June 2018, as its Vice President of Trust Services and SSL from August 2011 to June 2014, and as Vice President of Authentication and Industry services from September 2011 to June 2014. Mr. Rosch also previously held a variety of senior leadership positions at VeriSign Inc., a security software company, from August 1998 to August 2010. Mr. Rosch holds a B.S. in Industrial Engineering from Lehigh University.
John Fernandez. Mr. Fernandez has served as our Chief Financial Officer and Executive Vice President of Global Operations since July 2013. From February 2008 to December 2012, Mr. Fernandez held various roles, including Senior Vice President of Finance and acting Chief Financial Officer at Deem, Inc., a computer software company, where he managed business operations, analytics, IT, and accounting. Mr. Fernandez holds a B.A. in Economics from Stanford University and an M.B.A. from the University of California, Berkeley – Walter A. Haas School of Business.
Pete Angstadt. Mr. Angstadt has served as our Chief Revenue Officer since December 2018. Prior to ForgeRock, Mr. Angstadt served as Group Vice President of Cloud Security and Management at Oracle, a cloud technology firm, from January 2017 to December 2018. Also at Oracle, Mr. Angstadt served as Group Vice President of Security Sales for North America from January 2016 to December 2018. Mr. Angstadt holds a B.B.A in Accounting from James Madison University.
Peter Barker. Mr. Barker has served as our Chief Product Officer and Executive Vice President since January 2018. Prior to ForgeRock, Mr. Barker served as Senior Vice President and General Manager for Identity and Security Products at Oracle, a cloud technology firm, from September 2015 to November 2017. Prior to Oracle, Mr. Barker served as the Senior Vice President of Products at Good Technology, a software security company, focusing on mobile security. Mr. Barker holds a B.A. in Business Administration from Washington State University.
Samuel Fleischmann. Mr. Fleischmann has served as our Chief Legal Officer since December 2018. Prior to ForgeRock, Mr. Fleischmann served as Vice President and General Counsel at C3 IoT, an enterprise artificial intelligence software provider, from November 2016 to June 2017. Prior to C3 IoT, Mr. Fleischmann served as Vice President and General Counsel at AliphCom (dba Jawbone), a consumer technology and wearable device company, from April 2014 to October 2016. Prior to AliphCom, from November 2003 to November 2013, Mr. Fleischmann served in various legal roles at Salesforce.com, Inc., a cloud-based customer relationship management company, most recently as Senior Vice President and Corporate General Counsel. Mr. Fleischmann holds a B.A in Political Science from the University of California, Berkeley and a J.D. from the University of San Francisco School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for the year ended December 31, 2021 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Francis Rosch President and Chief Executive Officer	2021	439,892	425,000	5,024,651	607,968	—	6,497,511
	2020	400,000	—	991,931	422,000	504	1,814,435
John Fernandez Chief Financial Officer and Executive Vice President of Global Operations	2021	372,151	213,934	1,047,698	308,635	3,000 (3)	1,945,418
	2020	342,825	—	1,481,522	235,328	551,978	2,611,653
Peter Barker Chief Product Officer and Executive Vice President	2021	360,024	179,418	552,912	248,768	3,000 (3)	1,344,122

(1)    Represents a discretionary bonus that was earned in 2021.
(2)    In accordance with SEC rules, the amount in this column reflects the aggregate grant date fair value of stock options granted during 2021 computed in accordance with Accounting Standards Codification (ASC) Topic 718, rather than the amount paid or realized by the director. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)    Represents 401(k) matching contributions.

Employment Arrangements
Each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.
Francis Rosch
In August 2021, we entered into a confirmatory employment letter with Mr. Rosch, our President and Chief Executive Officer. The employment letter does not have a specific term and provides that Mr. Rosch is an at-will employee. The employment letter provides for an annual base salary of $476,000 and a target annual cash bonus of $476,000.
Pursuant to the employment letter, on February 20, 2022 our board of directors granted Mr. Rosch 321,088 restricted stock units under the 2021 Plan covering a number of shares of Class A common stock with an intended value of $5,278,700, rounded down to the nearest share, or the Rosch 2022 RSUs. For purposes of the Rosch 2022 RSUs, “value” means the average of the closing price per share of our common stock for the 30-trading day period ending on the date of grant. The Rosch 2022 RSUs vest as to 25% of the shares on the one-year anniversary of the date of grant, and quarterly thereafter over approximately four years with vesting occurring on our standard quarterly vesting date.
John Fernandez
In August 2021, we entered into a confirmatory employment letter with Mr. Fernandez, our Chief Financial Officer and Executive Vice President of Global Operations. The employment letter does not have a specific term and provides that Mr. Fernandez is an at-will employee. The employment letter provides for an annual base salary of $410,019.
Pursuant to the employment letter, on February 20, 2022 our board of directors granted Mr. Fernandez 147,323 restricted stock units under the 2021 Plan covering a number of shares of Class A common stock with an intended value of $2,422,000, rounded down to the nearest share, or the Fernandez 2022 RSUs. For purposes of the Fernandez 2022 RSUs, “value” means the average of the closing price per share of our common stock for the 30-trading day period ending on the date of grant. The Fernandez 2022 RSUs vest as to 25% of the shares on the one-year anniversary of the date of grant and quarterly thereafter over approximately four years with vesting occurring on our standard quarterly vesting date.

Peter Barker
In August 2021, we entered into a confirmatory employment letter with Mr. Barker, our Executive Vice President and Chief Product Officer. The employment letter does not have a specific term and provides that Mr. Barker is an at-will employee. The employment letter provides for an annual base salary of $428,464 and a target annual cash bonus of $214,232.

Potential Payments upon Termination or Change in Control
Each of our named executive officers participates in our Change of Control and Severance Policy, or the Policy. The Policy supersedes all severance and/or change of control provisions of any offer letter, employment agreement, or equity award agreement entered into between us and our named executive officers. The Policy has an initial term of three years and automatically renews for additional one-year terms, unless we provide notice of non-renewal at least 60 days prior to the date of the automatic renewal. Under the Policy, if we terminate a named executive officer’s employment other than for cause, death or disability or the named executive officer resigns for good reason, as such terms are defined in the Policy, during the period from three months prior to until 12 months following a change of control, as defined in the Policy, with such period being referred to as the change of control period, such named executive officer will be eligible to receive the following severance benefits, less applicable tax withholdings:
•100% of the named executive officer’s then-outstanding and unvested time-based equity awards will become vested and exercisable;
•a lump sum cash amount equal to 12 months (18 months for Mr. Rosch) of the named executive officer’s base salary; and
•a lump sum cash amount equal to 100% of the named executive officer’s target annual bonus (150% for Mr. Rosch).
•payment or reimbursement of continued health coverage for the named executive officer and the named executive officer’s dependents under COBRA for a period of up to 12 months (18 months for Mr. Rosch).
Further, under the Policy, outside of the change of control period, if we terminate a named executive officer’s employment other than for cause, death or disability (or, for Mr. Rosch, if he resigns for good reason), such named executive officer will be eligible to receive the following severance benefits, less applicable tax withholdings:
•continued payments of base salary for six months (12 months for Mr. Rosch); and
•payment or reimbursement of continued health coverage for the named executive officer and the named executive officer’s dependents under COBRA for a period of up to six months (12 months for Mr. Rosch).
To receive the severance benefits upon a qualifying termination, either in connection with or not in connection with a change of control, a named executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Policy.
If any of the payments provided for under the Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the named executive officer will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.

Outstanding Equity Awards at 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Francis Rosch	6/29/2018	—	27,777(2)	$3.60	6/28/2028
	6/29/2018	2,347,603	335,499(2)	$3.60	6/28/2028
	5/19/2020	—	41,406(3)	$4.83	2/8/2030
	5/19/2020	175,000	183,594(3)	$4.83	2/8/2030
	2/13/2021	—	500,000(4)	$7.86	2/12/2031
	9/15/2021	—	190,370(5)	$25.00	9/14/2031
John Fernandez	7/25/2013	163,707	—	$0.43	7/25/2023
	7/25/2013	104,978	—	$0.43	7/25/2023
	12/30/2014	17,680	—	$1.68	12/29/2024
	12/30/2014	2,541	—	$1.68	12/29/2024
	5/15/2017	36,415	—	$2.70	5/14/2027
	5/15/2017	72,330	—	$2.70	5/14/2027
	10/7/2020	—	11,502(6)	$4.83	10/6/2030
	10/7/2020	87,500	200,998(6)	$4.83	10/6/2030
	5/19/2020	12,682	49,531(3)	$4.83	2/8/2030
	5/19/2020	44,193	23,594(3)	$4.83	2/8/2030
	9/15/2021	—	87,346(5)	$25.00	9/14/2031
Peter Barker	3/30/2018	74,331	6,948(7)	$3.60	3/29/2028
	3/30/2018	243,242	—	$3.60	3/29/2028
	5/19/2020	—	42,478(8)	$4.83	2/8/2030
	5/19/2020	43,750	13,772(8)	$4.83	2/8/2030
	9/15/2021	—	46,096(5)	$25.00	9/14/2031

(1)    100% of shares underlying the options set forth in this column vest immediately in full in the event of a termination of the employee's employment either (A) by us other than for cause, death, or disability or (B) by the employee for good reason, in either case, during the change of control period, as described in "- Potential Payments upon Termination or Change of Control".
(2)    The shares of our Class B common stock underlying this option vested as to 1/4th of the total shares on June 29, 2019, with 1/48th of the total shares vesting monthly thereafter, subject to Mr. Rosch’s continued role as a service provider to us.
(3)    The shares of our Class B common stock underlying this option vested as to 1/4th of the total shares on March 1, 2021, with 1/48th of the total shares vesting monthly thereafter, subject to the named executive officer’s continued role as a service provider to us.
(4)    The shares of our Class B common stock underlying this option vested as to 1/4th of the total shares on February 13, 2022, with 1/48th of the total shares vesting monthly thereafter, subject to Mr. Rosch’s continued role as a service provider to us. 100% of the shares underlying this option are early exercisable.
(5)    The shares of our Class B common stock underlying this option vest as to 1/4th of the total shares on September 15, 2022, with 1/48th of the total shares vesting monthly thereafter, subject to the named executive officer’s continued role as a service provider to us.
(6)    The shares of our Class B common stock underlying this option vest as to 1/4th of the total shares on October 7, 2021, with 1/48th of the total shares vesting monthly thereafter, subject to Mr Fernandez's continued role as a service provider to us.
(7)    The shares of our Class B common stock underlying this option vested as to 1/4th of the total shares on March 30, 2019, with 1/48th of the total shares vesting monthly thereafter, subject to Mr. Barker's continued role as a service provider to us.
(8)    The shares of our Class B common stock underlying this option vested as to 1/4th of the total shares on May 19, 2021, with 1/48th of the total shares vesting monthly thereafter, subject to Mr. Barker's continued role as a service provider to us.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	15,922,311 (2)	5.10 (3)	7,255,911 (4)

(1)    As a result of our IPO and the adoption of the 2021 Equity Incentive Plan, or the 2021 Plan, we no longer grant awards under the 2012 Equity Incentive Plan, or the 2012 Plan; however, all outstanding awards under the 2012 Plan remain subject to the terms of the 2012 Plan. The number of shares underlying stock options granted under the 2012 Plan that expire or terminate or are forfeited or repurchased by the company under the 2012 Plan, tendered to or withheld by the company for payment of an exercise price or for tax withholding, or repurchased by the company due to failure to vest will be automatically added to the 2021 Plan. Our 2021 Plan provides that the number of shares of Class A common stock available for issuance under the 2021 Plan will automatically increase on the first day of each year beginning with the 2022 year, in an amount equal to the least of (i) 8,085,000 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding year or (iii) such other amount as the administrator may determine. Our 2021 Employee Stock Purchase Plan, or the ESPP, provides that the number of shares of our Class A common stock available for issuance under the ESPP will automatically increase on the first day of each year beginning with the 2022 year, in an amount equal to the least of (i) 1,617,000 shares, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding year or (iii) such other amount as the administrator may determine.

(2)    Includes 14,219,587 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options and 1,702,724 shares of Class A common stock issuable upon the vesting of RSUs.

(3)    As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculations.

(4)    As of December 31, 2021, there were 5,638,911 shares of Class A common stock available for grant under the 2021 Plan and 1,617,000 shares of Class A common stock available for grant under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2022 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 32,339,395 shares of our Class A common stock and 51,916,377 shares of Class B common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Power (1)
Greater than 5% Stockholders:
Entities affiliated with Accel (2)	—	—	18,146,657	35.0	32.9
GravityRock A.S. (3)	1,275,000	3.9	8,553,833	16.5	15.7
Entities affiliated with Foundation Capital (4)	—	—	8,543,800	16.5	15.5
Entities affiliated with Riverwood (5)	1,067,949	3.3	6,051,711	11.7	11.2
KKR Fox Investors LLC (6)	—	—	5,287,352	10.2	9.6
Entities affiliated with Meritech (7)	3,463,200	10.7	—	—	*
T. Rowe Price Associates, Inc. (8)	3,269,161	10.1	—	—	*
Named Executive Officers and Directors:
Francis Rosch (9)	—	—	3,218,581	5.9	5.5
John Fernandez (10)	131,210	*	586,818	1.1	1.1
Peter Barker (11)	—	—	378,688	*	*
David DeWalt	—	—	555,505	1.1	1.0
Johanna Flower (12)	—	—	13,177	*	*
Bruce Golden (13)	203	*	13,091,352	25.2	23.7
Paul Madera (14)	3,485,242	10.8	—	—	*
Arun Mathew	—	—	—	—	—
Alex Ott	—	—	889,148	1.7	1.6
Jeff Parks	—	—	—	—	—
Rinki Sethi (15)	—	—	13,177	*	*
Maria Walker (16)	—	—	104,036	*	*
Warren Weiss (17)	—	—	8,543,800	16.5	15.5
Dave Welsh	—	—	—	—	—
All directors and executive officers as a group (16 persons)(18)	4,684,604	14.5	34,132,057	60.2	57.7

*    Represents less than 1%.
+    The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
(1)    Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(2)    Consists of (a) 229,511 shares of Class B common stock held by Accel Growth Fund Investors 2016 L.L.C., (b) 4,798,496 shares of Class B common stock held by Accel Growth Fund IV L.P., (c) 27,298 shares of Class B common stock held by Accel Growth Fund IV Strategic Partners L.P., (d) 12,800,725 shares of Class B common stock held by Accel London III L.P., and (e) 290,627 shares of Class B common stock held by Accel London Investors 2012 L.P. Accel Growth Fund IV Associates L.L.C., or AGF4A, is the General Partner of both Accel Growth Fund IV L.P. and Accel Growth Fund IV Strategic Partners L.P., and has sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney, and Richard P. Wong are the Managing Members of AGF4A and share such powers. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney, and Richard P. Wong are the Managing Members of Accel Growth Fund Investors 2016 L.L.C. and share the voting and investment powers. Accel London III Associates L.L.C., or AL3A L.L.C., is the General Partner of both Accel London III Associates L.P., which is the general partner of Accel London III L.P, and of Accel London Investors 2012 L.P. AL3A L.L.C. has sole voting and investment power. Kevin Comolli, Bruce Golden, Hendrik Nelis, and Sonali de Rycker are the managers of AL3A L.L.C. and share such powers. The principal business address for all Accel entities listed above is 500 University Avenue, Palo Alto, California, 94301.
(3) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership of (a) 1,275,000 shares of Class A common stock held by GravityRock A.S. and (b) 8,553,833 shares of Class B common stock held by GravityRock A.S. All investment and voting decisions over the shares held by GravityRock A.S. are made by a majority vote of the five directors, including the chairperson. No single person controls investment or voting decisions with respect to the shares held by GravityRock A.S. The principal business address for GravityRock A.S. is P.O. Box 287, N-1326 Lysaker, Norway Q8.
(4) Consists of (a) 8,415,644 shares of Class B common stock held by Foundation Capital VII, L.P., and (b) 128,156 shares of Class B common stock held by Foundation Capital VII Principals Fund, L.L.C. Foundation Capital Management Co. VII, L.L.C. is the General Partner of Foundation Capital VII, L.P. and the Manager of Foundation Capital VII Principals Fund, L.L.C. and has sole voting and investment power over the shares held by Foundation Capital VI, L.P. and Foundation Capital VII Principals Fund, L.L.C., or collectively, the Foundation Entities. Ashu Garg, William B. Elmore, Paul R. Holland, Charles P. Moldow, Steven P. Vassallo and Warren M. Weiss are the Managers of Foundation Capital Management Co. VII, L.L.C. and share such powers. The principal business address for all Foundation entities listed above is 550 High Street, 3rd Floor, Palo Alto, California, 94301, USA.

(5)    Consists of (a) 142,845 shares of Class A common stock and 809,453 shares of Class B common stock held by Riverwood Capital Partners III (Parallel—A) L.P., (b) 238,074 shares of Class A common Stock and 1,349,089 shares of Class B common stock held by Riverwood Capital Partners III (Parallel – B) L.P., and (c) 687,030 shares of Class A common stock and 3,893,169 shares of Class B common stock held by RCP III AIV L.P. (collectively, Riverwood Capital Partners III (Parallel—A) L.P., Riverwood Capital Partners III (Parallel—B) L.P., and RCP III AIV L.P. are referred to as the Riverwood Entities). The general partner of the Riverwood Entities is Riverwood Capital III L.P. Riverwood Capital GP III Ltd. is the general partner of Riverwood Capital III L.P. Riverwood Capital GP III Ltd. and Riverwood Capital III L.P. may be deemed to have voting and investment power over, and be deemed to be indirect beneficial owners of, shares directly held by the Riverwood Entities. All investment decisions over the shares held by the Riverwood Entities are made by a majority vote of an investment committee comprised of several members. All voting decisions over the shares held by the Riverwood Entities are made by a majority vote of Riverwood Capital GP III Ltd.’s multiple shareholders. Jeff Parks is a member of the investment committee and a shareholder of Riverwood Capital GP III Ltd. He disclaims beneficial ownership with respect to shares held by Riverwood Entities. except to the extent of his pecuniary interest therein. No natural person controls investment or voting decisions with respect to the shares held by the Riverwood Entities. The principal business address for each of these entities is c/o Riverwood Capital Management L.P., 70 Willow Road, Suite 100, Menlo Park, California, 94025.
(6)    Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership of 5,287,352 shares of Class B common stock held by KKR Fox Investors LLC. KKR Next Generation Technology Growth Fund L.P., as the managing member of KKR Fox Investors LLC; KKR Associates NGT L.P., as the general partner of KKR Next Generation Technology Growth Fund L.P.; KKR Next Gen Tech Growth Limited, as the general partner of KKR Associates NGT L.P.; KKR Group Partnership L.P., as the sole shareholder of KKR Next Gen Tech Growth Limited; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may also be deemed to be the beneficial owners of the securities held by KKR Fox Investors LLC. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.
(7) Consists of (a) 83,463 shares of Class A common stock held by Meritech Capital Affiliates IV L.P., or Capital Affiliates, and (b) 3,379,737 shares of Class A common stock held by Meritech Capital Partners IV L.P., or Capital Partners, and together with Capital Affiliates, the Meritech Entities. Meritech Capital Associates IV L.L.C., or Meritech Associates, the general partner of the Meritech Entities, has sole voting and investment power with respect to the shares held by the Meritech Entities. Paul Madera, George Bischof, Craig Sherman and Rob Ward, the managing members of Meritech Associates, share the voting and investment power with respect to such shares. The principal business address for the Meritech Entities is 245 Lytton Ave, Suite 125, Palo Alto, California 94301.
(8)    Based solely on a Schedule 13G/A filed with the SEC on February 28, 2022, reporting beneficial ownership with respect to 3,269,161 shares of Class A common stock. The Schedule 13G/A reported sole voting power with respect to 2,256,941 shares of Class A common stock and sole dispositive power with respect to 3,269,161 shares of Class A common stock by T. Rowe Price Associates, Inc. The principal business address for T. Rowe Price Associates, Inc. is100 E. Pratt Street, Baltimore, MD 21202
(9)    Consists of 195,331 shares of Class B common stock and 3,023,250 shares of Class B common stock subject to stock options exercisable within 60 days of March 31, 2022.
(10)    Consists of 131,210 shares of Class A common stock and 586,818 shares of Class B stock subject to stock options exercisable within 60 days of March 31, 2022.
(11)    Consists of 378,688 shares of Class B common stock subject to stock options exercisable within 60 days of March 31, 2022.
(12)    Consists of 13,177 shares of Class B common stock subject to stock options exercisable within 60 days of March 31, 2022.
(13) Consists of (a) 203 shares of Class A common stock held by Bruce Golden in his individual capacity and (b) the shares listed in subparts (d) and (e) within footnote 2 above, which are held by Accel London III L.P. and Accel London Investors 2012 L.P., or collectively referred to as the Accel London Entities. Mr. Golden, as a manager of AL3A L.L.C., which is the General Partner of both of the London Entities, shares voting and investment power with respect to the shares held by the London Entities, and may be deemed to beneficially own such shares.
(14) Consists of (a) 22,042 shares of Class A common stock held by Mr. Madera in his individual capacity and (b) the shares listed in footnote 7 above, which are held by the Meritech Entities. Mr. Madera, as a managing member of Meritech Associates, shares voting and investment power with respect to the shares held by the Meritech Entities, and may be deemed to beneficially own such shares.
(15)    Consists of 13,177 shares of Class B common stock subject to stock options exercisable within 60 days of March 31, 2022.
(16)    Consists of 104,036 shares of Class B common stock subject to stock options exercisable within 60 days of March 31, 2022.
(17) Consists of the shares listed in footnote 4 above, which are held by the Foundation Entities. Mr. Weiss, as a Manager of Foundation Capital Management Co. VII, L.L.C., shares voting and investment power with respect to the shares held by the Foundation Entities, and may be deemed to beneficially own such shares.
(18)    Consists of 131,210 shares of Class A common stock beneficially owned by our executive officers and directors, 1,639,984 shares of Class B common stock beneficially owned by our executive officers and directors and 4,805,210 shares of Class B common stock subject to stock options held by our executive officers and directors exercisable within 60 days of March 31, 2022.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since the beginning of our last year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Series E-1 Redeemable Convertible Preferred Stock Financing
In April 2021, we sold an aggregate of 1,935,789 shares of our Series E-1 redeemable convertible preferred stock to one accredited investor at a purchase price of $10.3317 per share, for an aggregate purchase price of $19,999,991.23. The following table summarizes purchases of our Series E-1 redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series E-1 Redeemable Convertible Preferred Stock	Total Purchase Price
Entities affiliated with Riverwood (1)	1,935,789	$19,999,991.23

(1)	Shares purchased by RCP III AIV L.P., Riverwood Capital Partners III (Parallel – A) L.P., and Riverwood Capital Partners III (Parallel – B) L.P. Entities affiliated with Riverwood hold more than 5% of our outstanding capital stock.

Investors’ Rights Agreement
We are party to our amended and restated investors’ rights agreement, dated as of April 6, 2020, as amended, or the IRA, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Accel, KKR, Meritech, Foundation, Riverwood and GravityRock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Bruce Golden and Arun Mathew, each members of our board of directors, are affiliated with Accel. Warren Weiss, a member of our board of directors, is affiliated with Foundation. Paul Madera, a member of our board of directors, is affiliated with Meritech. Dave Welsh, a member of our board of directors, is affiliated with KKR. Jeff Parks, a member of our board of directors, is affiliated with Riverwood. In addition, Mr. Rosch, our President and Chief Executive Officer and a member of our board of directors, and Mr. Fernandez, our Chief Financial Officer and Executive Vice President of Global Operations, are party to the IRA.
Other Transactions
KKR & Co. Inc. or its affiliates, or KKR, own greater than 5% of the Company’s capital stock and has representation on the ForgeRock Board of Directors. One of ForgeRock’s customers is a KKR affiliate in which KKR acquired a significant level of ownership during the fourth quarter of 2020. During the year ended December 31, 2021, the Company recognized revenue of $4.6 million from software license agreements with this customer. The Company had $1.5 million in accounts receivable recorded related to these agreements as of December 31, 2021.
We have granted stock options and RSUs to our executive officers and certain of our directors. See the sections titled “Executive Compensation—Outstanding Equity Awards at 2021 Year-End” and “Non-Employee Director Compensation” for a description of these awards.
We have entered into change in control severance agreements with certain of our executive officers that, among other things, provides for certain severance and change in control benefits. See the section titled “Executive Compensation—Potential Payments upon Termination or Change in Control” for additional information.

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 20121, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, whether the related party transaction would affect the independence of any director and is on terms that reflect an arms-length transaction – in other words, terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive office on or before December 14, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
ForgeRock, Inc.
Attention: Corporate Secretary
201 Mission Street, Suite 2900
San Francisco, California 94105
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive office, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive office:
•no earlier than 8:00 a.m., local time, on January 25, 2023, and
•no later than 5:00 p.m., local time, on February 24, 2023.
In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive office:
•no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2023 annual meeting, and
•no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the year ended December 31, 2021, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that:
•Jeff Parks, a member of our board of directors, and the following entities affiliated with Riverwood Capital, a 10% or greater stockholder of the company, filed a Form 3 and a Form 4 after the filing deadlines in September 2021: Riverwood Capital Partners III (Parallel - A) L.P.; Riverwood Capital III L.P.; Riverwood Capital GP III Ltd.; RCP III AIV L.P.; and Riverwood Capital Partners III (Parallel - B) L.P.

•GravityRock A.S., a former 10% or greater stockholder of the company, filed a Form 4 after the filing deadline in November 2021
•The following entities and individuals affiliated with Meritech Capital, a 10% or greater stockholder of the company, filed a Form 5 in February 2022 after missing a Form 4 filing deadline in December 2022: Meritech Capital Associates IV, L.L.C., Meritech Capital Partners IV L.P., Meritech Capital Affiliates IV L.P., Craig Sherman, Rob Ward, and George Bischof.
2021 Annual Report
Our consolidated financial statements for the year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investors.forgerock.com/financial-information/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Francisco, California
April 13, 2022

ForgeRock®

FORGEROCK, INC.
201 MISSION ST, SUITE 2900
SAN FRANCISCO, CA 94105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FORGE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76485-P68054 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORGEROCK, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. The election of Class I directors to hold office until our 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dave Welsh
02) Jeff Parks
03) Francis Rosch

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion on any other business as may properly come before the Annual Meeting of any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D76486-P68054

FORGEROCK, INC.
Annual Meeting of Stockholders
May 25, 2022 10:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of FORGEROCK, INC. hereby appoint(s) Fran Rosch, John Fernandez and Sam Fleischmann, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of FORGEROCK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on May 25, 2022, virtually at www.virtualshareholdermeeting.com/FORGE2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE NAMED PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side